    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1999


                                                        REGISTRATION NO.
                                                        333-60591
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                STERICYCLE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                                36-3640402
     (STATE OR OTHER JURISDICTION                                   (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NUMBER)

                            28161 NORTH KEITH DRIVE
                          LAKE FOREST, ILLINOIS 60045
                                 (847) 367-5910
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 MARK C. MILLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                STERICYCLE, INC.
                            28161 NORTH KEITH DRIVE
                          LAKE FOREST, ILLINOIS 60045
                                 (847) 367-5910
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

      CRAIG P. COLMAR, ESQ.                              GEOFFREY E. LIEBMANN, ESQ.
        MICHAEL BONN, ESQ.                                CAHILL GORDON & REINDEL
        JOHNSON AND COLMAR                                     80 PINE STREET
      300 SOUTH WACKER DRIVE                              NEW YORK, NEW YORK 10005
     CHICAGO, ILLINOIS 60606

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection dividend or interest reinvestment plans, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered (other than underwriting discounts and commissions). All amounts shown are estimates except the Securities and Exchange Commission registration fee, Nasdaq National Market listing fees and NASD registration fee. All of these expenses will be paid by the Registrant.



SEC registration fee........................................    $ 20,717.00
Nasdaq National Market listing fees.........................      17,500.00
NASD registration fee.......................................       7,340.00
Legal fees and expenses.....................................     275,000.00
Accounting fees and expenses................................     175,000.00
Printing expenses...........................................     200,000.00
Blue sky fees and expenses..................................      20,000.00
Transfer agent fees.........................................      10,000.00
Miscellaneous...............................................     124,443.00
                                                                -----------
       Total................................................    $850,000.00
                                                                ===========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in non-derivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the case of criminal actions and proceedings, the person must also not have had reasonable cause to believe that his or her conduct was unlawful. Indemnification of expenses is also authorized in stockholder derivative actions if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and if he or she has not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.

     Article Fifth of the Registrant's By-Laws requires the Company to indemnify its directors, officers, employees and agents to the maximum extent permitted by Delaware law. Article Fifth also requires the Registrant to advance litigation expenses of a director or officer on receipt of his or her written undertaking to repay all amounts advanced if it s ultimately determined that he or she is not entitled to indemnification.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty of care. Such a provision may not eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, declaring an illegal dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

     Article Ninth of the Registrant's Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the fullest extent permitted by Section 102(b)(7).

     By reason of directors' and officers' liability insurance which the Registrant maintains, the Registrant's directors officers are insured against actual liabilities, including liabilities under the federal securities laws, for acts or omissions related to the conduct of their duties.

     See the Underwriting Agreement, Exhibit 1.1, for certain indemnification provisions relating to this Offering.

ITEM 16. EXHIBITS


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 1.1      Form of Underwriting Agreement.
 3.1*     Certificate of Incorporation of the Registrant as currently in effect. (Incorporated by reference to Exhibit 3.1 to the
          Registrant's Registration Statement on Form S-1
          (Registration No. 333-05665), declared effective on August
          22, 1996.)
 4.1*     Form of common stock purchase warrants in connection with
          December 1998 subordinated loan.
 5.1      Opinion of Johnson and Colmar.
10.1*     Credit Agreement dated as of September 30, 1998 among
          LaSalle National Bank, as agent, LaSalle National Bank, as lender, the Registrant and certain of the Registrant's
          subsidiaries, and related Master First Amendment Agreement dated as of October 30, 1998.
10.2*     Joint Venture Agreement dated May 16, 1997 among the
          Registrant, Pennoni Associates, Inc., Conopam, S.A. de C.V.
          and Controladora Ambiental, S.A. de C.V., relating to the
          organization of Medam, S.A. de C.V.
10.3*     Industrial Building Lease dated July 28, 1998 between Curto
          Reynolds Oelerich, Inc. and the Registrant, relating to the
          Registrant's lease of office and warehouse space in Lake
          Forest, Illinois.
10.4*+    Agreement for Sublease dated April 1, 1997 between Waste
          Management of Texas, Inc. and the Registrant, relating to
          the Registrant's sublease of a treatment facility in
          Terrell, Texas.
10.5*+    Agreement for Sublease dated May 1, 1997 between Waste
          Management of Maryland, Inc. and the Registrant, relating to the Registrant's sublease of a treatment facility in
          Baltimore, Maryland.
10.6*+    Agreement for Sublease dated July 30, 1997 between WMI
          Medical Services of Arizona, Inc. and the Registrant,
          relating to the Registrant's sublease of a treatment
          facility in Chandler, Arizona.
10.7*     First Amendment to Amended and Restated Incentive
          Compensation Plan.
10.8*     First and Second Amendments to Directors Stock Option Plan.
10.9*     First Amendment to 1997 Stock Option Plan.
10.10*    Subordinated Loan Agreement dated December 22, 1998 between the Registrant and certain lenders (all of whom are
          directors of the Registrant)
23.1      Consent of Ernst & Young LLP.
23.2      Consent of Heard McElroy & Vestal, LLP.
23.3      Consent of Collins Barrow
23.4      Consent of Johnson and Colmar (filed as part of Exhibit
          5.1).
24.1      Power of attorney (included under the caption "Power of
          Attorney" in Part II of this Registration Statement).


-------------------------
 * Previously filed


 + Confidential treatment requested; material omitted and filed separately with the Commission


ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time that it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Forest, State of Illinois, on February 4, 1999.


                                          Stericycle, Inc.

                                          By       /s/ MARK C. MILLER

                                            ------------------------------------
                                                       Mark C. Miller
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                      NAME                                      TITLE                       DATE
                      ----                                      -----                       ----
                       *                          Chairman of the Board of Directors  February 4, 1999
------------------------------------------------
                Jack W. Schuler

               /s/ MARK C. MILLER                 President, Chief Executive Officer  February 4, 1999
------------------------------------------------  and a Director (Principal
                 Mark C. Miller                   Executive Officer)

                       *                          Vice President, Finance and Chief   February 4, 1999
------------------------------------------------  Financial Officer (Principal
              Frank J.M. ten Brink                Financial and Accounting Officer)

                       *                          Director                            February 4, 1999
------------------------------------------------
                Rod F. Dammeyer

                       *                          Director                            February 4, 1999
------------------------------------------------
               Patrick F. Graham

                       *                          Director                            February 4, 1999
------------------------------------------------
                 John Patience

                       *                          Director                            February 4, 1999
------------------------------------------------
                  Peter Vardy

                       *                          Director                            February 4, 1999
------------------------------------------------
            L. John Wilkerson, Ph.D.


By      /s/ MARK C. MILLER

    -----------------------------
           Mark C. Miller
          Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------
 1.1         Form of Underwriting Agreement.
 3.1*        Certificate of Incorporation of the Registrant as currently in effect. (Incorporated by reference to Exhibit 3.1 to the
             Registrant's Registration Statement on Form S-1
             (Registration No. 333-05665), declared effective on August
             22, 1996.)
 4.1*        Form of common stock purchase warrants in connection with
             December 1998 subordinated loan.
 5.1         Opinion of Johnson and Colmar.
10.1*        Credit Agreement dated as of September 30, 1998 among
             LaSalle National Bank, as agent, LaSalle National Bank, as lender, the Registrant and certain of the Registrant's
             subsidiaries, and related Master First Amendment Agreement dated as of October 30, 1998.
10.2*        Joint Venture Agreement dated May 16, 1997 among the
             Registrant, Pennoni Associates, Inc., Conopam, S.A. de C.V.
             and Controladora Ambiental, S.A. de C.V., relating to the
             organization of Medam, S.A. de C.V.
10.3*        Industrial Building Lease dated July 28, 1998 between Curto
             Reynolds Oelerich, Inc. and the Registrant, relating to the
             Registrant's lease of office and warehouse space in Lake
             Forest, Illinois.
10.4*+       Agreement for Sublease dated April 1, 1997 between Waste
             Management of Texas, Inc. and the Registrant, relating to
             the Registrant's sublease of a treatment facility in
             Terrell, Texas.
10.5*+       Agreement for Sublease dated May 1, 1997 between Waste
             Management of Maryland, Inc. and the Registrant, relating to the Registrant's sublease of a treatment facility in
             Baltimore, Maryland.
10.6*+       Agreement for Sublease dated July 30, 1997 between WMI
             Medical Services of Arizona, Inc. and the Registrant,
             relating to the Registrant's sublease of a treatment
             facility in Chandler, Arizona.
10.7*        First Amendment to Amended and Restated Incentive
             Compensation Plan.
10.8*        First and Second Amendments to Directors Stock Option Plan.
10.9*        First Amendment to 1997 Stock Option Plan.
10.10*       Subordinated Loan Agreement dated December 22, 1998 between the Registrant and certain lenders (all of whom are
             directors of the Registrant)
23.1         Consent of Ernst & Young LLP.
23.2         Consent of Heard McElroy & Vestal, LLP.
23.3         Consent of Collins Barrow
23.4         Consent of Johnson and Colmar (filed as part of Exhibit
             5.1).
24.1         Power of attorney (included under the caption "Power of
             Attorney" in Part II of this Registration Statement).


-------------------------
 * Previously filed

 + Confidential treatment requested; material omitted and filed separately with the Commission